UNITED STATES
SECURITIES AND EXCHANGE COMMSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PLATO LEARNING, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Fellow Stockholders:

     Our directors and officers join me in extending a cordial invitation to attend the Annual Meeting of Stockholders of PLATO Learning, Inc. (the “Company”), a Delaware corporation, at 2:30 p.m. (CST) on Wednesday, March 21, 2007, at our corporate headquarters, 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the meeting. We also plan to review the status of our business at the meeting.

     At last year’s Annual Meeting over 91% of the outstanding shares were represented. It is important that your shares be represented whether or not you are personally able to attend the meeting. Regardless of the number of shares you own, your vote is important. In order to insure that you will be represented, we ask you to please complete, sign and date the enclosed proxy card and return it promptly. Instructions on how to vote via telephone and the Internet are included on the proxy card and on the accompanying Notice of Annual Meeting of Stockholders. Voting via Internet, proxy card or telephone in advance will not limit your right to vote in person or to attend the Annual Meeting.

     Our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year 2006 are enclosed with this mailing.

     The continuing interest of the stockholders in our business is gratefully acknowledged and we look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Michael A. Morache

Michael A. Morache
President and Chief Executive Officer

February 1, 2007

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN 55437

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN 55437

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 21, 2007

To Our Stockholders:

     The Annual Meeting of Stockholders of PLATO Learning, Inc. (the “Company”) will be held at 2:30 p.m. (CST) on Wednesday, March 21, 2007, at our corporate headquarters, 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437 for the purpose of considering and voting on the following matters:

1.	To elect four directors to the Board of Directors.

2.	To approve an increase of 250,000 authorized shares of Common Stock for the issuance under the 1993 Employee Stock Purchase Plan.

3.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2007.

4.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on January 16, 2007 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

     Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card or vote by telephone or Internet as indicated on the proxy card. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

     To vote by Internet, please access the web site, www.proxyvote.com. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (ET) on March 20, 2007.

     To vote by touch tone telephone, please call 1-800-690-6903. Please have your proxy card in hand when you call and then follow the instructions. You may vote by telephone at any time until 11:59 p.m. (ET) on March 20, 2007.

     To vote by mail, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PLATO Learning, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Internet or telephone please do not mail your Proxy Card.

BY THE ORDER OF THE BOARD OF DIRECTORS,

/s/ Steven R. Schuster
Steven R. Schuster
Corporate Secretary
February 1, 2007

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN 55437

PROXY STATEMENT
Annual Meeting and Proxy Solicitation Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, March 21, 2007 at 2:30 p.m. (CST) at our corporate headquarters, 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, and at any adjournment thereof, for the purpose set forth in the Notice of Annual Meeting of Stockholders.

     If you plan to attend the meeting in person and you hold your shares directly in your name, you may be asked to present a form of personal identification in order to be admitted to the meeting. You have the right to vote your shares in advance of the meeting or in person at the meeting. If your shares are held in street name by a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement. You have the right to direct your bank, broker or other holder of record on how to vote your shares in advance of the meeting.

Who Can Vote

     Only the holders of our common stock whose names appear of record on our books at the close of business on January 16, 2007 are entitled to vote at the Annual Meeting. At the close of business on January 16, 2007, a total of 23,756,622 shares of common stock were outstanding. Each holder of common stock is entitled to one vote for each share held. Stockholders do not have the right to vote cumulatively as to any matter. A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum.

Voting

     Votes cast by proxy, Internet, telephone, or in person at the Annual Meeting will be tabulated by the inspectors of election we have appointed for the Annual Meeting, and the number of stockholders present in person or by proxy will determine whether or not a quorum is present. The affirmative vote of a majority of shares present or represented and entitled to vote on each Proposal is required for approval. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum. Broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

     A stockholder may, with respect to the election of directors in Proposal 1, (i) vote “FOR” the election of all named director nominees, (ii) “WITHHOLD” authority to vote for all named director nominees, or (iii) vote “FOR” the election of all named director nominees except any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card.

     A stockholder may, with respect to Proposals 2 and 3, (i) vote “FOR” such proposal, (ii) vote “AGAINST” such proposal, or (iii) “ABSTAIN” from voting on such proposal. Abstentions are not counted as votes “for” or “against” a proposal, but are counted in determining the number of shares present or represented and entitled to vote on a proposal. Therefore, since approval of Proposals 2 and 3 require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote, abstentions have the same effect as a vote “against” these proposals.

     Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by the stockholder. If no direction is made in a signed proxy, the proxy will be voted “FOR” the election of all named director nominees in Proposal 1 and “FOR” Proposals 2 and 3. A stockholder may revoke his or her proxy voting instructions at any time before it is voted by delivering to the Secretary of the Company a written notice of termination of the proxy’s authority, by filing with an officer of the Company another proxy bearing a later date before the Annual Meeting, or by appearing and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. This Proxy Statement and the form of proxy enclosed are initially being mailed on or about February 1, 2007.

Other

     We will pay any expenses in connection with the solicitation of proxies. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, telecommunications, or personal calls.

     Our 2006 Annual Report to Stockholders and our Annual Report on Form 10-K, including financial statements, are being furnished to each stockholder with this Proxy Statement. All reports are also made available free of charge on our web site (www.plato.com), as well as the Securities and Exchange Commission’s web site (www.sec.gov). Additional copies of our 2006 Annual Report to Stockholders and Annual Report on Form 10-K will be provided without charge upon written request directed to Investor Relations, PLATO Learning, Inc., 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437.

     Securities and Exchange Commission rules now allow us to deliver a single copy of an Annual Report on Form 10-K and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family and we have not received contrary instructions from one or more of the shareholders. We believe this rule benefits both you and the Company, by eliminating duplicate mailings that shareholders living at the same address receive and it reduces our printing and mailing costs. Each shareholder will continue to receive a separate proxy card or voting instruction card. If a bank, broker or other holder of record holds your shares, you may continue to receive some duplicate mailings.

     Promptly upon written or oral request to Investor Relations, we will deliver a separate copy of an Annual Report on Form 10-K or proxy statement to a shareholder at a shared address to which a single copy of an Annual Report on Form 10-K and proxy statement was delivered. In addition, if two or more shareholders sharing an address wish to request delivery of a single copy of an Annual Report on Form 10-K and proxy statement, they should contact Investor Relations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information provided to the Company, as of January 16, 2007, as to the beneficial ownership of our common stock by (i) the Named Executive Officers (as defined elsewhere in this Proxy Statement) and Directors, (ii) all current Directors and Executive Officers as a group, and (iii) each person known to be the beneficial owner of more than 5% of our common stock:

	Amount and Nature of Beneficial Ownership (1)
		Shares Issuable
	Shares	Upon Exercise		Ownership
Beneficial Owners	Owned	of Options (2)	Total	Percentage
Named Executive Officers:
Michael A. Morache	8,970	200,000	208,970	0.9%
Richard M. Ferrentino	-	7,833	7,833	0.0%
David W. Smith	59,366	95,000	154,366	0.6%
James T. Lynn	-	90,000	90,000	0.4%
Laurence L. Betterley	1,987	92,500	94,487	0.4%

Directors:
Joseph E. Duffy	3,000	65,250	68,250	0.3%
Ruth L. Greenstein	3,000	71,100	74,100	0.3%
Thomas G. Hudson	3,000	74,750	77,750	0.3%
Debra A. Janssen	1,000	25,000	26,000	0.1%
Susan E. Knight	2,000	25,000	27,000	0.1%
M. Lee Pelton	1,000	25,000	26,000	0.1%
Robert S. Peterkin	-	15,000	15,000	0.1%
John T. (Ted) Sanders	5,000	48,000	53,000	0.2%
Warren Simmons	-	15,000	15,000	0.1%

All Current Directors and Executive
Officers as a Group (19 individuals)	105,715	1,200,238	1,305,953	5.5%

5% Holders:
Royce & Associates, LLC (3)	2,841,857	-	2,841,857	12.0%
Quaker Capital Management Corp. (4)	2,461,325	-	2,461,325	10.4%
Reed Conner & Birdwell LLC (5)	2,220,368	-	2,220,368	9.3%
Rutabaga Capital Management (6)	1,756,079	-	1,756,079	7.4%
Heartland Advisors, Inc. (7)	1,488,200	-	1,488,200	6.3%
Dimension Fund Advisors Inc. (8)	1,395,147	-	1,395,147	5.9%
Security Management Company, LLC (9)	1,263,800	-	1,263,800	5.3%
Wasatch Advisors, Inc. (10)	1,239,502	-	1,239,502	5.2%

(1)

“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 16, 2007 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 23,756,622 shares of our common stock outstanding as of January 16, 2007.

(2)	Represents shares that the Named Executive Officers, Directors and other executive officers may acquire within 60 days from January 16, 2007 pursuant to the exercise of stock options.

(3)

Based on information in Schedule 13F, dated November 2, 2006 and filed with the Securities and Exchange Commission, indicating that Royce & Associates, LLC is the beneficial owner of, and possesses sole voting power with respect to 2,841,857 shares. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(4)

Based on information in Schedule 13G, dated October 13, 2006 and filed with the Securities and Exchange Commission, indicating that Quaker Capital Management Corporation is the beneficial owner of 2,461,325 shares, possesses sole dispositive and voting power with respect to 1,526,500 shares, and possesses shared dispositive and voting power with respect to 934,825 shares. The business address of Quaker Capital Management Corporation is 401 Wood Street, Suite 1300, Pittsburgh, PA 15222.

(5)

Based on information in Schedule 13F, dated November 20, 2006 and filed with the Securities and Exchange Commission, indicating that Reed Conner & Birdwell, LLC. possesses (a) shared investment power with respect to 2,220,368 shares, (b) sole voting power with respect to 2,173,768 shares and (c) no voting power with respect to 46,600. The total number of shares beneficially owned is 2,220,368. The business address of Reed Conner & Birdwell, LLC. is 11111 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025.

(6)

Based on information in Schedule 13G/A, dated January 22, 2007 and filed with the Securities and Exchange Commission, indicating that Rutabaga Capital Management is the beneficial owner of 1,756,079 shares, possess sole dispositive powers with respect to 1,756,079 shares, possess sole voting power with respect to 580,300 shares and possess shared voting power with respect to 1,175,779 shares. The business address of Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, MA 02109.

(7)

Based on information in Schedule 13F, dated November 14, 2006 and filed with the Securities and Exchange Commission, indicating that Heartland Advisors, Inc. possesses (a) sole investment power with respect to 1,488,200 shares, (b) sole voting power with respect to 1,376,800 shares and (c) no voting power with respect to 111,400 shares. The total number of shares beneficially owned is 1,488,300. The business address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202.

(8)

Based on information in Schedule 13F, dated December 15, 2006 and filed with the Securities and Exchange Commission, indicating that Dimensional Fund Advisors, Inc. and related entities possess (a) sole investment power with respect to 1,395,147 shares, (b) sole voting power with respect to 1,360,290 shares and (c) no voting power with respect to 34,857 shares. The total number of shares beneficially owned is 1,395,147. The business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(9)

Based on information in Schedule 13F, dated November 8, 2006 and filed with the Securities and Exchange Commission, indicating that Security Capital Management Company, LLC possesses sole investment and voting power with respect to 1,263,800 shares. The business address of Security Capital Management Company, LLC is 1 Security Benefit Place, Topeka, KS 66636.

(10)

Based on information in Schedule 13F, dated November 14, 2006 and filed with the Securities and Exchange Commission, indicating that Wasatch Advisors, Inc. possesses sole investment power with respect to 1,239,502 shares. The business address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

PROPOSAL 1
ELECTION OF DIRECTORS

     Our Board of Directors (the “Board”) currently consists of eleven persons (each a “Director”) and is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled only by the vote of a majority of the Directors then in office provided that a quorum is present. Any other vacancies may be filled by a majority of the Directors then in office, even if less than a quorum is present. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.

     The Directors up for election are elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares represented and entitled to vote in the election. Thus, assuming a quorum is present, the person or persons receiving the greatest number of votes “FOR” will be elected to serve as a member of the Board. Accordingly, abstentions and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If the nominee should be unable or unwilling to serve as a Director, an event that is not anticipated, the proxies will be voted for a substitute nominee designated by the Board.

     The terms of the Class II Directors expire with this Annual Meeting of Stockholders. Each of the nominees for Class II Director, if elected, will serve three years until the 2010 Annual Meeting of Stockholders or until a successor has been elected and qualified. The current Class III Directors, except Thomas G. Hudson, will continue in office until the 2008 Annual Meeting. The current Class I Directors will continue in office until the 2009 Annual Meeting.

Changes to our Board of Directors

     In December 2005, John T. Kernan, a Director since 2003, resigned from the Board and Debra A. Janssen was elected to the Board. Accordingly, the Board size remained at nine Directors.

     In June 2006, Warren Simmons was elected to the Board. Effective upon this appointment, the Board was increased in size from nine to ten Directors.

     In September 2006, Robert S. Peterkin was elected to the Board. Accordingly, effective upon this appointment, the Board was increased in size from ten to eleven Directors.

     In January 2007, Thomas G. Hudson notified the Board of Directors that he will resign, effective March 21, 2007, due to time constraints after becoming the chairman of a new start up company in the communications networking software and service sector. Accordingly, effective March 21, 2007, the Board will be decreased in size from eleven to ten Directors.

     The Board has determined that, as defined by NASD Marketplace Rule (“NASD Rule”) 4200, the independent Directors of the Board are Joseph E. Duffy, Ruth L. Greenstein, Thomas G. Hudson, Debra A. Janssen, Susan E. Knight, M. Lee Pelton, Robert S. Peterkin, John T. (Ted) Sanders and Warren Simmons.

     The following sets forth information as to the nominees for election and each of the Directors continuing in office.

NOMINEES FOR DIRECTOR

Class II – Serving Until 2010 Annual Meeting

Ruth L. Greenstein
Age:	60
Director Since:	2002
Principal Occupation:	Vice President, Finance and Administration, Institute for Defense Analyses

Recent Business Experience:

Since June 1990, Ms. Greenstein has served as Vice President, Finance and Administration at the Institute for Defense Analyses, a research and development corporation. From February 1984 to May 1990, she was employed at Genex Corporation, a biotechnology company, and served as Vice President, Treasurer and Chief Financial Officer from 1985 to 1987 and from 1989 to 1990 and as General Counsel and Secretary from 1987 to 1990.

Susan E. Knight
Age:	52
Director Since:	2005
Principal Occupation:	Vice President and Chief Financial Officer, MTS Systems Corporation

Recent Business Experience:

Ms. Knight has served as Vice President and Chief Financial Officer of MTS Systems Corporation since October 2001. Prior to that, Ms. Knight spent 24 years with Honeywell International in a variety of positions from general accounting manager to chief financial officer of the global Home and Building Controls division.

Warren Simmons
Age:	55
Director Since:	2006
Principal Occupation:	Executive Director, Annenberg Institute for School Reform, Brown University

Recent Business Experience:

Dr. Simmons has served as executive director of the Annenberg Institute for School Reform at Brown University, since October 1998. Mr. Simmons has been involved in education for over 25 years, focusing primarily on education reform and urban education issues. Prior to joining the Institute, he served as executive director of the Philadelphia Education Fund supporting school reform in Philadelphia with technical assistance and educator professional development, from August 1995 to September 1998. Previously he was a grant maker at the National Institute of Education and the Annie E. Casey Foundation, from April 1992 to July 1995. He also served as Director of Equity Initiatives for the New Standards Project, from October 1991 to June 1995. Mr. Simmons also serves on boards and advisory groups of numerous educational reform organizations including the Public Education Network, the Merck Institute, the National Center on Education and the Economy, Homes for Working Families and the  Rhode Island Children’s Crusade.

David W. Smith
Age:	62
Director Since:	2004
Principal Occupation:	Executive Chairman of the Board, PLATO Learning, Inc.

Recent Business Experience:

Mr. Smith has served as Executive Chairman of the Board of PLATO Learning, Inc. since March 2005. Previously, he was interim President and Chief Executive Officer of PLATO Learning, Inc. from November 2004 to February 2005, prior to which he served as a Business Consultant. From September 2000 to December 2002, Mr. Smith was  Chief Executive Officer of NCS Pearson, a provider of products, services, and technologies to customers in education, government, and business. He also served as President of the NCS Assessment and Testing Services from April 1988 to September 2000. Prior to NCS, Mr. Smith was a publisher of professional, technical, and scholarly books and materials as a senior executive with McGraw Hill Corporation’s Training Systems and College Divisions from 1984 to 1988.

Other Directorships:	Scientific Learning Corporation

     The Board of Directors recommends that stockholders vote “FOR” the nominees in Proposal 1. Unless otherwise indicated, proxies solicited by the Board will be voted for the Class II nominees for the Board of Directors named above.

DIRECTORS CONTINUING IN OFFICE

Class III – Serving Until 2008 Annual Meeting

Joseph E. Duffy
Age:	50
Director Since:	2002
Principal Occupation:	Vice President, SAP Public Services, Inc.

Recent Business Experience:

Mr. Duffy joined SAP Public Services, Inc., a provider of collaborative business solutions for all types of industries and major markets, in June 2004. From June 1987 to March 2004, Mr. Duffy was employed by Oracle Corporation, an e-business and database solutions company. At Oracle Corporation, he served as Senior Vice President, Health Industries from June 2002 to March 2004, as Senior Vice President, Healthcare and Higher Education Sales from June 2000 to June 2002, as Group Vice President for Oracle Service Industries and Group Vice President of Government Sales from January 1997 to June 2000. Previously, Mr. Duffy served as Vice President of DoD Sales, from June 1991 to January 1997, and Director of National Accounts for the U.S. Navy from June 1987 to June 1991.

Michael A. Morache
Age:	56
Director Since:	2005
Principal Occupation:	President and Chief Executive Officer,
PLATO Learning, Inc.

Recent Business Experience:

Mr. Morache was appointed President and Chief Executive Officer of PLATO Learning, Inc. in February 2005. Mr. Morache has more than 30 years experience developing, leading, and growing information technology businesses. Prior to joining PLATO Learning, Inc., he served as President of Pearson Education Technologies (now Pearson Digital Learning) from 2000 to 2002. Mr. Morache served from 1996 to 2000 as President of NCS Services, which was acquired by Pearson plc in 2000. From September 1995 to May 1996 he was a Vice President of Unisys Corporation. Previously, he was a Senior Vice President with ALLTEL Information Services, Inc. for more than five years. He also has held significant sales, sales management, marketing, and product management positions at IBM and Fujitsu.

Robert S. Peterkin
Age:	61
Director Since:	2006
Principal Occupation:	Director of the Urban Superintendents Program and Francis Keppel Senior Lecturer on Educational Policy and Administration at the Harvard Graduate School of Education

Recent Business Experience:

Since 1991, Dr. Peterkin has led the Urban Superintendents Program at Harvard with the mission to help superintendents in urban schools elevate their political, managerial, and educational leadership skills and to drive qualitative change for teachers and learners. In 2003, Dr. Peterkin helped form and launch the Public Education Leadership Project, a collaborative initiative by the faculty of Harvard’s Business and Education Schools, to improve the administrative management and educational outcomes of urban school systems. Dr. Peterkin has written and lectured on equitable school choice, school governance, school desegregation, women and people of color in leadership, the achievement gap, and the impact of school reform on the achievement of African-American children. Dr. Peterkin has focused entirely on education during his 35-year career and is one of our nation’s leading advocates for urban education reform. Dr. Peterkin has been a teacher, administrator, and superintendent of Cambridge (Mass.) and Milwaukee (Wis.) Public Schools.

Other Directorships:	Cambridge Trust

Class I – Serving Until 2009 Annual Meeting

Debra A. Janssen
Age:	50
Director Since:	2005
Principal Occupation:	Chief Executive Officer, Balia Wellness Center

Recent Business Experience:

Ms. Janssen was appointed Chief Executive Officer of Balia Wellness Center, a health care services company, in October, 2006. Ms. Janssen served as president of First Data Corporation’s Debit Services Group, from August 2004 to September 2006. Previously, Ms. Janssen was Chief Executive Officer of Surepayroll, Inc., from April 2000 to December 2003. She also served as Chief Executive Officer of Hallmark Cards, Inc./EBIZMIX.com, from August 2000 to September 2001 and Chief Executive Officer of eFunds Corporation inside Deluxe Corporation from January 1999 to June 2000. Prior to that she has held a number of senior management positions at both Deluxe Corporation and Metavante Corporation (formerly M&I Data Services, Inc.) First Data Debit Services.

M. Lee Pelton
Age:	56
Director Since:	2005
Principal Occupation:	President, Willamette University

Recent Business Experience:

Dr. Pelton has served as President of Willamette University since July 1999. Prior to that, Dr. Pelton served as Dean at Dartmouth College from 1991 to 1998 and at Colgate University from 1988 to 1991. He currently serves as a member of several national education boards and committees, including the American Council on Education and the Harvard University Board of Overseers.

John T. (Ted) Sanders
Age:	65
Director Since:	2003
Principal Occupation:	Chief Executive Officer, The Cardean Learning Group

Recent Business Experience:

Dr. Sanders has served as Chief Executive Officer of the Cardean Learning Group since December 2006, and from September to December 2006, he was Chairman and Chief Executive Officer, and from February 2005 to September 2006, he was Executive Chairman. Previously, he served as President of the Education Commission of the States (“ECS”), an organization of states working on education policy, from February 2000 to January 2005. Prior to joining ECS, Dr. Sanders was President of Southern Illinois University from July 1995 to February 2000. His experience as an educator includes time as a classroom teacher, chief state school officer of Ohio, Illinois and Nevada, and acting U.S. Secretary of Education from 1990-1991.

     For the remainder of this Proxy Statement, unless otherwise stated, the years 2006, 2005 and 2004 refer to our fiscal years ended October 31, 2006, 2005 and 2004, respectively.

DIRECTOR COMPENSATION

     All travel and business expenses relating to meetings attended and the conduct of business on behalf of the Company are reimbursed. Directors who are employees or affiliates of the Company receive no additional compensation for their services as a Director. Directors who were not employees or affiliates of the Company (“Non-Employee Directors”) are eligible to receive compensation as outlined below:

Stock Options

     Non-Employee Directors are eligible to receive grants of options to acquire shares of our common stock as follows: 15,000 options upon initial election to the Board, and, on the Annual Meeting date for service in the director year going forward, 10,000 options for continuing Directors, 5,000 additional options for the Chairman of the Board, and 1,500 additional options for Committee Chairs. The Chairman of the Board has the option to recommend additional grants based on Company performance and the achievement of goals. All options will be granted at the fair market value of our common stock on the date of grant, vest immediately and expire eight years following the date of grant. Options to acquire 119,500 shares of our common stock were granted to our Non-Employee Directors during 2006.

Restricted Stock

     Non-Employee Directors are eligible to receive 1,000 restricted shares of our common stock on the Annual Meeting date for service in the director year going forward. These shares are awarded at the fair market value of our common stock on the date of the award and vest immediately, with the restrictions to lapse upon the earlier of five years of service, or retirement or resignation from the Board. During 2006, 7,000 restricted shares of our common stock were awarded to Non-Employee Directors.

Cash Payments

     Non-Employee Directors are eligible to receive cash payments as follows: $20,000 ($30,000 for the Chairman of the Board) on the Annual Meeting date for service in the director year going forward (pro-rated for those Directors appointed at a time other than at the Annual Meeting), $1,500 for each Board meeting attended in person, $750 for each Board meeting attended via telephone, $1,250 for each Compensation Committee meeting attended in person by the Compensation Committee Chair, $625 for each Compensation Committee meeting attended by the Compensation Committee Chair via telephone, $2,000 for each Audit and Nominating & Governance Committee meeting attended in person by the Chairs of each of those committees, $1,000 for each Audit and Nominating & Governance Committee meeting attended by the chairs of each of those committees via telephone, $750 for Committee Members for each Committee meeting attended in person and $375 for Committee Members for each Committee meeting attended via telephone. Total cash payments to Non-Employee Directors in 2006 were $267,500.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John T. Kernan was the Chairman and Chief Executive Officer of Lightspan, Inc., when it was acquired by PLATO Learning, Inc. in November 2003. As part of the merger agreement, he entered into a consulting agreement with PLATO Learning, Inc. to provide consulting services to the Company for two years following the merger for an annual fee of approximately $416,000. This fee was in addition to the compensation earned for his services as a Director. This consulting agreement ended in November 2005 and Mr. Kernan resigned from our Board in December 2005.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings in 2006. Each of our current Directors attended or participated in at least 80% of the Board meetings held during the period they served as Director in 2006, except Mr. Hudson who attended 60%. Regular attendance at meetings by the Directors is expected pending unforeseeable intervening circumstances. In addition, in 2006, the Board passed two resolutions by unanimous written consent, held one strategy session, and held one meeting of independent directors only.

     In 2006, the outside Directors of the Board met five times in executive session where only outside Directors were present. During two of those sessions, all outside Directors were present and during one of those sessions, all but one outside Director were present and during two of those sessions, all but two outside Directors were present.

     The Board of Directors has an Audit Committee, Compensation Committee and Nominating & Governance Committee. In addition, ad hoc special committees are formed as necessary. Each of our current Directors attended or participated in at least 75% of the committee meetings of which they were members, except Mr. Hudson who attended 57% of the committee meetings he was a member. The Audit Committee, Compensation Committee, and Nominating & Governance Committee have each adopted a written charter, copies of which are available on our website at www.plato.com.

Audit Committee

     The Audit Committee reviews the results and scope of the audit and other services provided by our independent registered public accounting firm and in consultation with management appoints and discharges the Company’s independent registered public accounting firm. The Audit Committee met seven times in 2006.

     The current members of the Audit Committee are Ms. Greenstein (Chair), Ms. Janssen, and Ms. Knight. In December 2005, Ms. Janssen became a member of the Audit Committee, and in March 2006, Mr. Duffy came off the Audit Committee when he became Chairman of the Compensation Committee. All members of the Audit Committee are independent as defined by NASD Rule 4200 and Exchange Act Rules 10A-3(b)(1) and are able to read and understand fundamental financial statements. The Board has determined that Ms. Greenstein and Ms. Knight are the Audit Committee’s financial experts.

Compensation Committee

     The Compensation Committee administers and makes awards under our stock incentive plan and also studies and recommends the implementation of all compensation programs for our Directors and executive officers. The Compensation Committee met four times in 2006. In addition, the Compensation Committee passed one resolution by unanimous written consent in 2006.

     The current members of the Compensation Committee are Mr. Duffy (Chair), Mr. Hudson, Dr. Pelton and Dr. Simmons. In March 2006, Mr. Duffy replaced Dr. Sanders as Chair of the Compensation Committee and Dr. Sanders was no longer a member of the Compensation Committee. In December 2005, Dr. Pelton became a member of the Compensation Committee and in June 2006, Dr. Simmons became a member of the Compensation Committee. All members of the Compensation Committee were independent during the period they served as a committee member in 2006.

Nominating & Governance Committee

     The Nominating & Governance Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, and nominates new and replacement members for the Board. In reviewing candidates for the Board, the Nominating & Governance Committee seeks individuals whose background, knowledge and experience will assist the Board in furthering the interests of the Company and its stockholders. Some of the factors considered in this evaluation include experience in the areas of strategy, education, technology, sales and marketing and finance, as well as geographic and cultural diversity. The Nominating & Governance Committee reviews the qualification of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each Annual Meeting. In addition, the Nominating & Governance Committee will consider nominees for the Board by stockholders that are proposed in accordance with the advance notice procedures in our by-laws, subject to certain exceptions, which require nominations be received by our Secretary not less than 60 or more than 90 days prior to the Annual Meeting. In addition, the Nominating & Governance Committee facilitates an annual evaluation by the Board members of the Board. The Nominating & Governance Committee met five times in 2006.

     The current members of the Nominating & Governance Committee are Dr. Sanders (Chair), Mr. Duffy, Ms. Greenstein and Dr. Peterkin. In March 2006, Dr. Sanders replaced Mr. Hudson as Chair of the Nominating & Governance Committee, and Mr. Hudson came off the Nominating & Governance Committee. In March 2006, Mr. Duffy became a member of the Nominating & Governance Committee, and in September 2006, Dr. Peterkin became a member of the Nominating & Governance Committee. All members of the Nominating & Governance Committee were independent during the period they served as a committee member in 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the Compensation Committee members during their term in 2006 were employees or executive officers of the Company. None of our directors or executive officers is a director or executive officer of any other company that has a director or executive officer that is also a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by Mr. Duffy, Mr. Hudson, Dr. Pelton and Dr. Simmons in their capacity as members of the Board of Directors’ Compensation Committee. The report addresses the Company’s compensation policies for 2006 as they affected the Chief Executive Officer (the “CEO”) and the other executive officers of the Company (including the Named Executive Officers, as defined elsewhere in this Proxy Statement).

Compensation Philosophy

     The Company’s compensation philosophy, as developed under the supervision of the Compensation Committee, is highly incentive oriented, particularly for executive officers. The goals of our executive compensation program are to attract, retain, and reward executive officers that contribute to the Company’s success. Compensation opportunities are aligned with our business objectives. Our compensation programs are designed to motivate executive officers to meet and exceed annual corporate performance goals and enhance long-term stockholder value.

     In designing and administering the individual elements of our executive compensation program, the Compensation Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance, and determining incentive awards. In 2005 and 2006, the Compensation Committee retained Deloitte Consulting LLP to evaluate Statement of Financial Accounting Statement 123(R) transition methods and planning opportunities for equity compensation and assist management in evaluating and re-designing the Company’s executive annual and long-term incentive plans for consistency with stated philosophy, currency with labor market trends, and effective alignment with business objectives and stockholder interests.

Overview of Executive Compensation Policy

     Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. Accordingly, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to our success in meeting specified performance goals. The overall objectives of this strategy are to motivate the CEO and executive officers to achieve the goals inherent in the Company’s business strategy, to link executive and stockholder interests through equity-based plans to maintain a high quality core of executives, and finally, to provide a compensation package that recognizes individual contributions, as well as overall business results.

     The Compensation Committee receives the recommendations of the CEO for the compensation to be paid to executive officers, including the Named Executive Officers, and after due deliberation determines the compensation of such executive officers and the CEO. This process is designed to ensure consistency throughout the executive compensation program. The key elements of our executive compensation program consist of base salary, annual cash incentive compensation, and stock option incentives.

     The Compensation Committee believes the CEO’s compensation should be heavily influenced by Company performance, including the achievement of long-term strategic objectives, profitable growth, and increased stockholder value. Therefore, although there is necessarily some subjectivity in setting the CEO’s base salary, major elements of the compensation package are directly tied to Company performance. The CEO’s annual salary was $400,000 in 2006.

Base Salaries

     Base salaries are determined by evaluating the responsibilities of the position held and the experience of the individual, as well as their contribution to the achievement of Company goals. The Committee believes that the Company generally establishes relatively conservative executive officer base salaries. These base salaries are reviewed annually by the Committee in view of overall Company performance and may be adjusted to reflect changes in responsibilities and personal contribution to corporate performance.

Annual Cash Incentive Compensation

     Annual cash incentive awards are intended to provide an additional incentive for achieving the annual performance goals established in the yearly business plan. Bonuses are based on the achievement of pre-established annual operating and financial goals and operational objectives, and commissions for sales executives are based on a percentage of sales.

Stock Option Incentives and Restricted Stock Grants

     Stock options and restricted stock grants provide executives with the opportunity to build an equity interest in the Company and to share in the potential appreciation of the value of its common stock. Stock options are granted at the fair market value of the Company’s common stock on the date of the grant. Stock options are subject to vesting over three or four years, and only have future value for the executives if the stock price appreciates from the date of grant. Factors influencing stock option and restricted stock grants to executive officers include Company performance, the relative levels of responsibility, contributions to the Company’s business, and competitiveness with other growth-oriented companies. Stock options and restricted stock granted to executive officers are approved by the Committee.

Benefits

     Benefits offered to executive officers are those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Company’s 401(k) and employee stock purchase plans. These benefits are not tied directly to corporate performance.

     The Compensation Committee believes that the Company’s executive compensation policies and programs serve the interests of the Company and its stockholders.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Mr. Joseph E. Duffy (Chair)
Mr. Thomas G. Hudson
Dr. M. Lee Pelton
Dr. Warren Simmons

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides certain summary information related to compensation paid to, or accrued by the Company on behalf of, (i) the Company’s Chief Executive Officer in 2006 and (ii) the Company’s Chief Financial Officer in 2006 and (iii) the three other most highly compensated executive officers of the Company who were serving as executive officers as of October 31, 2006 (together the “Named Executive Officers”).

				Long-Term
				Compensation
		Annual Compensation		Awards
				Securities
Name and Principal Position at				Underlying	All Other
10/31/2006	Year	Salary	Bonus	Options (1)	Compensation
Michael A. Morache	2006	$400,000	$64,125	160,000	$4,400
President and	2005	269,231	50,000	200,000	5,000
Chief Executive Officer (2)	2004	-	-	-	-
Richard M. Ferrentino	2006	183,913	106,889	30,000	5,090
Vice President, Post-Secondary Sales (3)	2005	157,685	4,500	7,000	9,404
	2004	-	-	-	-
David W. Smith	2006	250,000	32,063	80,000	4,231
Executive Chairman of the Board (4)	2005	306,731	37,500	120,000	6,513
	2004	-	-	-	-
James T. Lynn	2006	228,853	41,051	50,000	5,523
Vice President and	2005	105,019	38,438	90,000	662
Chief Technology Officer (5)	2004	-	-	-	-
Laurence L. Betterley	2006	229,240	38,119	60,000	9,207
Senior Vice President and	2005	212,615	27,500	80,000	-
Chief Financial Officer (6)	2004	58,192	-	12,500	-

(1)	Mr. Smith is the only Named Executive Officer to hold shares of restricted stock. He received 1,000 shares of restricted stock upon becoming a Director of the Company in April 2004, prior to becoming an employee of the Company. None of the Named Executive Officers has been granted stock appreciation rights (“SARs”).

(2)	Mr. Morache was appointed President and Chief Executive Officer effective February 28, 2005 at an annual salary of $400,000. Other compensation for 2006 consisted of the Company’s contribution to Mr. Morache’s 401(k) Plan account and 2005 relates to moving and relocation expenses.

(3)	Mr. Ferrentino was appointed Vice President, Post-Secondary Sales in December 2004. He was not an executive officer of the Company prior to that time. Included in the 2006 bonus amount is $56,889 of compensation for sales (based on a percentage of sales). Other compensation for 2006 consisted of the Company’s contribution to Mr. Ferrentino’s 401(k) Plan account. Other compensation for 2005 consisted of the Company’s contribution to Mr. Ferrentino’s 401(k) Plan account and the value of a top sales performance award.

(4)	Mr. Smith served as interim President and Chief Executive Officer from November 17, 2004 to February 28, 2005. In March 2005, he was appointed Executive Chairman of the Board. Mr. Smith holds 1,000 shares of restricted stock. Other compensation for 2006 consisted of the Company’s contribution to Mr. Smith’s 401(k) Plan account. Other compensation for 2005 consisted of the value of a top sales performance award.

(5)	Mr. Lynn joined the Company in May 2005 as Vice President and Chief Technology Officer. Other compensation for 2006 and 2005 consisted of the Company’s contribution to Mr. Lynn’s 401(k) Plan account.

(6)	Mr. Betterley joined the Company in June 2004 as Vice President, Finance and Chief Accounting Officer. He was appointed Chief Financial Officer in November 2004. Other compensation for 2006 consisted of the Company’s contribution to Mr. Betterley’s 401(k) Plan account.

Option Grants in Last Fiscal Year

     The following table provides information relating to grants of stock options to the Named Executive Officers during 2006. No stock appreciation rights (“SARs”) were granted to the Named Executive Officers in 2006 and none of the Named Executive Officers held SARs as of October 31, 2006.

	Number of	Percent of			Potential Realizable Value at
	Securities	Total Options			Assumed Annual Rates of
	Underlying	Granted to	Exercise		Stock Price Appreciation for
	Options Granted	Employees in	Price per	Expiration	Option Term (2)
Name	(1)	2006	Share	Date	5%	10%
Michael A. Morache	160,000	22.2%	$7.60	12/7/2013	$580,586	$1,390,604
Richard M. Ferrentino	30,000	4.2%	7.60	12/7/2013	108,860	260,738
David W. Smith	80,000	11.1%	7.60	12/7/2013	290,293	695,302
James T. Lynn	50,000	6.9%	7.60	12/7/2013	181,433	434,564
Laurence L. Betterley	60,000	8.3%	$7.60	12/7/2013	$217,720	$521,477

(1)	All options granted in December 2005 were granted at 100% of the fair market value of our common stock on the date of grant. Options vest ratably over a four-year period beginning one year from the date of grant and expire eight years following the date of grant.

(2)	Assumes appreciation in value from the date of grant to the end of the option term at the indicated rate. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides information related to the exercise of stock options during 2006 and the holdings of unexercised stock options at October 31, 2006 by the Named Executive Officers.

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options Held at		In-the-Money Options at
	Acquired on		October 31, 2006		October 31, 2006 (1)
Name	Exercise	Value Realized	Exerciseable	Unexercisable	Exercisable	Unexercisable
Michael A. Morache	-	$-	200,000	160,000	$-	$-
Richard M. Ferrentino	-	-	7,833	34,667	-	-
David W. Smith	-	-	95,000	120,000	-	-
James T. Lynn	-	-	90,000	50,000	-	-
Laurence L. Betterley	-	-	92,500	60,000	-	-

(1)	Values were calculated using a price of $5.85, the closing price of our common stock as reported on NASDAQ on October 31, 2006.

Other Compensation Arrangements

     The Company has entered into Employment Agreements with the Named Executive Officers, other than David W. Smith. Each of the agreements, after its initial term, is subject to an automatic one-year extension, unless terminated prior to that date. At the December 7, 2006 Compensation Committee meeting, Mr. Morache’s Employment Agreement was renewed for ten months, instead of one year, in order to align his renewal date to the beginning of each calendar year. This practice is expected for other Employment Agreements up for renewal in 2007 in order to get all Employment Agreements on calendar year renewals. In the event of a change in control, as defined, the agreement term is automatically extended for two years from the date of the change in control. Each of the executive officers will: (a) receive an annual salary as stated in their individual agreement, (b) be eligible for annual cash bonus compensation based on bonus amounts and performance criteria determined by our Board of Directors, (c) be eligible for stock option and restricted stock grants in accordance with our stock option plan and at the discretion of the Board, and (d) be eligible for other employee benefit plans and programs similar to those available to our other senior executives, excluding our Chief Executive Officer.

     Upon termination by the executive officer for good reason or by the Company without cause, as defined, the executive officer will receive: (a) a lump sum severance payment as stated in their individual agreement and (b) continuation of health and other welfare benefits for twelve months following termination. Upon a change in control, as defined, the term of the agreement is automatically extended for two years from the date of the change in control. If the executive officer's employment continues for this two-year period, he/she will receive a lump sum cash retention bonus as stated in their individual agreement. If, during this two-year period, the executive officer terminates employment for good reason or is terminated by the Company without cause, he/she will receive a lump sum severance payment as stated in their individual agreement. The agreements also provide for a one-year non-compete period following termination of employment.

     At October 31, 2006, the maximum potential cash payments to the Named Executive Officers currently employed by the Company, per the terms of these Employment Agreements, would be approximately $1,730,000.

     John Murray, the Company’s former Chairman, President and Chief Executive Officer, entered into an Employment Agreement with the Company in 2001. The agreement had a three-year term and was renewed annually. Among other things, this agreement provided for salary and bonus payments, as established by the Board of Directors, and grants of stock options based on continued employment and on the achievement of annual performance goals for each year of the agreement. If, during the term of the agreement, Mr. Murray was terminated without cause or resigned after a material adverse change or reduction in position or responsibilities, the agreement provided for salary payments for the remaining term of the agreement, pro rata bonus payments and stock option grants, as well as the immediate vesting of stock options. Mr. Murray also would be precluded from employment in any capacity, during the three years after termination of employment with the Company, in any business or activity competitive with the Company’s principal businesses.

     On November 17, 2004, Mr. Murray resigned as Chairman, President and Chief Executive Officer of the Company. The severance provisions of the Employment Agreement provide for Mr. Murray to be (a) paid his current base salary of $350,000 per year through December 31, 2007, (b) paid bonus earned for the fiscal year ended October 31, 2004 and a pro rata portion of bonus, if earned, for the fiscal year ending October 31, 2005, and (c) granted options to purchase 260,000 shares of common stock, with an exercise price equal to fair market value as of the date of grant, which will vest over a three-year period, subject to Mr. Murray fulfilling certain continuing obligations under the Employment Agreement. In addition, certain options previously granted to Mr. Murray accelerated and became immediately exercisable. Mr. Murray's right to receive these benefits was subject to his complying with his continuing obligations under the Employment Agreement related to a transition period and the confidentiality, non-competition and non-solicitation provisions of the Employment Agreement and executing a release of claims. In March 2005, Mr. Murray’s severance arrangements were finalized and the Company entered into an agreement to pay him $1,000,000 in lieu of the stock option grant mentioned above.

Stock Performance Graph

     In accordance with Securities and Exchange Commission regulations, the following performance graph compares the cumulative total stockholder return on our common stock to the cumulative total return on the NASDAQ Composite Index and the weighted average return of a peer group (described below) for the five years ended October 31, 2006, assuming an initial investment of $100 and the reinvestment of all dividends.

     The Company’s current peer group consists of the following: Bright Horizons Family Solutions, Inc., Educate, Inc. (excluding 2001-2003), LeapFrog Enterprises, Inc. (excluding 2001), Nobel Learning Communities, Princeton Review, Inc., ProQuest Company, Renaissance Learning, Inc., Scholastic Corp., School Specialty, Inc. and Scientific Learning, Inc.

	10/31/2001	10/31/2002	10/31/2003	10/31/2004	10/31/2005	10/31/2006
PLATO Learning, Inc.	$100.00	$49.71	$75.44	$88.18	$71.85	$59.53
Current Peer Group	100.00	98.29	120.48	100.27	109.63	90.96
NASDAQ	$100.00	$78.67	$114.32	$116.85	$125.45	$140.03

Report of the Audit Committee

     In accordance with its written charter adopted by the Board of Directors (the “Board”), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards).

     In discharging its responsibilities for oversight of the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing any relationships between the firm and the Company that might bear on their independence consistent with the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees,” discussed with the firm any relationships that might impact their objectivity and independence and satisfied itself as to their independence. The Committee discussed and reviewed with the independent registered public accounting firm the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements for the year ended October 31, 2006. The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended October 31, 2006 with management and the independent registered public accounting firm.

     Management has the responsibility for preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements. Based upon the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2006, for filing with the Securities Exchange Commission.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Ms. Ruth L. Greenstein (Chair)
Ms. Debra A. Janssen
Ms. Susan E. Knight

PROPOSAL 2
APPROVAL OF
250,000 ADDITIONAL SHARES FOR THE PLATO LEARNING, INC. 1993 EMPLOYEE STOCK
PURCHASE PLAN

     At the meeting of the Compensation Committee of the Board of Directors (the “Board”) on December 7, 2006, pursuant to the power reserved to the Board by Section 9 of the PLATO Learning, Inc. 1993 Employee Stock Purchase Plan (the “Plan”), the Plan was amended and restated effective December 7, 2006.

     The Board also approved at that meeting, subject to stockholder approval, an amendment to Section 13 of the Plan to increase the maximum number of shares of Stock authorized to be purchased under the Plan from 200,000 (150,000 shares before the 4-for-3 stock split in October 2001) to 450,000 shares, as more fully set forth below. As of January 16, 2007, 159,925 shares of the 200,000 shares previously authorized under the Plan had been purchased. Section 13 of the Plan, as amended, is as follows:

                13. Maximum Number of Shares. The maximum number of shares of stock which may be purchased under the plan is 450,000, subject, however, to adjustment as hereinafter set forth. Stock sold hereunder will be authorized and unissued shares. Subject to any required action by the shareholders of the company, if, during the term of the plan, the company shall effect a stock split or reverse stock split or other capital readjustment, the payment of a stock dividend, or other increase receiving compensation therefore in money, services or property, then: (1) in the event of an increase in the number of such shares outstanding, the number of common shares then subject to purchase hereunder shall be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (2) in the event of a reduction in the number of such shares outstanding, the number of common shares then subject to purchase hereunder shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

     A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

     The primary purposes of the Plan are to promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company shareholders, to provide participants with an opportunity to purchase shares of Common Stock of the Company (the “Stock”) at prices less than the then current market price.

     Under the Plan, eligible employees who enroll in the Plan authorize the Company to make payroll deductions as specified by the employee to be credited to his purchase account under the Plan. Purchase periods under the plan begin and end with each calendar quarter. At the end of a purchase period, stock is purchased for 85% of the fair market value of a share of stock on the beginning of the Purchase Period or the end of the Purchase Period, whichever is lower.

     The Board of Directors recommends that stockholders vote “FOR” Proposal 2. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the approval of the 1993 Employee Stock Purchase Plan.

PROPOSAL 3
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors (“Audit Committee”) has appointed the accounting firm of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2007. A proposal to ratify this appointment will be presented at the Annual Meeting. A representative from Grant Thornton LLP will be present at the Annual Meeting to make a statement, if desired, and respond to appropriate questions from stockholders.

     On January 19, 2007, the Audit Committee terminated the engagement of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm. PWC’s reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for the two most recent fiscal years. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during PWC's engagement.

     Effective January 19, 2007, the Audit Committee of the Board of Directors of the Company appointed Grant Thornton LLP as the Company’s new independent registered public accounting firm. During the Company’s two most recent fiscal years, it did not consult with Grant Thornton LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     Stockholder approval of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the appointment of Grant Thornton LLP to stockholders for approval as a matter of good corporate practice. Should stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

Fees Paid to Principal Accountants

Audit Fees

     The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of our annual financial statements for 2006, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2006, and for services rendered in connection with statutory and regulatory filings are estimated to be approximately $627,000, of which $343,000 had been billed as of October 31, 2006. The aggregate fees of PricewaterhouseCoopers LLP for 2005 were approximately $888,000.

Audit-Related Fees

     The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered in connection with employee benefit plans, stock compensation and revenue recognition were approximately $46,000 and $52,000 for 2006 and 2005, respectively.

All Other Fees

     The aggregate fees of PricewaterhouseCoopers LLP for professional services for tax planning, advice and compliance were approximately $0 and $75,000 for 2006 and 2005, respectively.

     The fees of PricewaterhouseCoopers LLP are pre-approved by the Audit Committee in accordance with its policies and procedures. For 2006, 100% of the fees incurred were pre-approved. The Audit Committee has determined the rendering of non-audit professional services by PricewaterhouseCoopers LLP, as identified in “All Other Fees” above, is compatible with maintaining the auditor’s independence.

     If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the appointment of Grant Thornton LLP. Abstentions will have the same effect as votes against the appointment, and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

     The Board of Directors recommends that stockholders vote “FOR” Proposal 3. Unless otherwise indicated, proxies solicited by the Board will be voted to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

OTHER INFORMATION

     The Board of Directors knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the company and written representations from the executive officers and directors, the company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during 2006, except that Robert J. Rueckl, Vice President, Controller and Chief Accounting Officer, inadvertently failed to timely file one Form 4.

STOCKHOLDER COMMUNICATION WITH THE BOARD

     We do not have a formal procedure for stockholder communication with our Board of Directors. In general, our Directors and Executive Officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to our Chief Executive Officer or Chief Financial Officer with a request to forward the same to the intended recipient. Alternatively, shareholders can direct correspondence to the Board, or any of its members, in care of the Company at the Company address. All such communications will be forwarded to the intended recipient unopened.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. Our annual meeting for the fiscal year ending October 31, 2007, is expected to be held on or about March 19, 2008, and proxy materials in connection with that meeting are expected to be mailed on or about February 1, 2008. Except as indicated below, to be included in next year’s proxy materials, stockholder proposals prepared in accordance with the proxy rules and our bylaws must be received by us after September 3, 2007 and on or before October 4, 2007. Additionally, our bylaws establish an advance notice procedure with regard to nominations by stockholders of candidates for election as directors. In order to be brought before our Annual Meeting, notice of a stockholder proposal for the nomination by stockholders of candidates for election as directors must be received by us after December 19, 2007 and on or before January 19, 2008, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e), and the persons named in proxies solicited by the Board of Directors for its 2008 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

BY THE ORDER OF THE BOARD OF DIRECTORS,

/s/ Steven R. Schuster

Steven R. Schuster Corporate Secretary

APPENDIX A

PLATO LEARNING, INC.

 1993 Employee Stock Purchase Plan
(As Amended and Restated Effective March 21, 2007)

     1. Purpose. The purpose of the 1993 Employee Stock Purchase Plan (the "Plan") is to provide employees of PLATO Learning Inc. (the "Company") and all corporations which are subsidiary corporations (within the meaning of section 424(f) of the Code) of which the Company is the common parent. (“Subsidiary Companies”) with added incentive to continue in the employment of such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of Common Stock of the Company, par value $.01 per share (the "Stock"), at prices less than the then current market price thereof. The Plan is an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and its Subsidiary Companies are sometimes hereinafter called collectively the "Participating Companies."

     2. Eligibility. Participation in the Plan shall be open to all Eligible Employees of the Participating Companies. ("Eligible Employee") shall mean any individual who is an employee of the Company or a Subsidiary Company for tax purposes whose customary employment with the Company or a Subsidiary Company is at least twenty (20) hours per week. No right to purchase Stock shall accrue under the Plan in favor of any person who is not an Eligible Employee, and no Eligible Employee shall acquire such right to purchase (i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Participating Companies (as defined in section 424(f) of the Code), taking into account in determining stock ownership any stock attributable to such Eligible Employee under section 424(d) of the Code; or (ii) which would permit such Eligible Employee's rights to purchase stock under all employee stock purchase plans from time to time in effect of the Company and its Participating Companies to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year, all determined in the manner provided by section 423(b)(8) of the Code.

     3. Effective Date of Plan; Purchase Periods. The Plan shall become effective on such date as may be specified by the Board of Directors (the "Board") of the Company, provided that in no event shall the Plan become effective unless within 12 months of the date of its adoption by the Board it has been approved at a duly called meeting of the stockholders of the Company.

     Purchase Period shall mean each calendar quarter, starting on the first business day and ending on the last business day of such calendar quarter Purchase Date shall mean the last business day of such calendar quarter. The first Purchase Period shall commence on the date designated by the Board or a committee of directors not eligible to participate in the Plan (the "Committee") designated by the Board to administer the Plan and shall end on the first Purchase Date thereafter. Each subsequent Purchase Period shall end on the following Purchase Date. So long as the Plan remains in effect, a new Purchase Period shall commence on the day immediately following the end of the preceding Purchase Period.

     4. Basis of Participation. Employees who are eligible at the adoption of the Plan shall be entitled to enroll in the Plan 30 days after his date of hire. If an employee shall not enroll in the Plan as of the day he first becomes eligible to enroll in the Plan, he shall be entitled to enroll in the Plan as of the first day of any subsequent Purchase Period. To enroll in the Plan, an eligible employee shall execute and deliver a payroll deduction authorization form (the “Authorization”) that shall become effective the first day of the next Purchase Period immediately following the date on which such Authorization is delivered. Each Authorization shall direct that payroll deductions be made by the Participating Company who is the employer of the eligible employee enrolling in the Plan for each payroll period ending during the period while such employee is a participant in the Plan.

     The amount of each payroll deduction specified in an Authorization for each such payroll period shall be an amount specified by the employee greater than or equal to $5. The total amount deducted in any one calendar year shall not exceed $21,250 (or such other amount that does not result in Purchases of Stock in excess of the limit set forth in section 423(b)(8) of the Code).

     Payroll deductions shall be made for each employee in accordance with his Authorization until his participation in the Plan terminates, his Authorization is revised, or the Plan terminates, all as hereinafter provided.

     An employee may decrease the amount of his payroll deductions by filing an executed and revised Authorization with his employer. The decrease shall take effect as of the first day of the first full payroll period immediately following the delivery of a revised Authorization. An employee may increase the amount of his payroll deductions each quarter by filing an executed and revised Authorization with his employer. The increase shall take effect as of the first day of the next Purchase Period immediately following the delivery of a revised Authorization. An employee may suspend payroll deductions at any time. Such suspension shall not terminate the employee's participation in the Plan and shall not affect his rights under the Plan. The suspension shall take effect as of the first day of the first full payroll period immediately following the delivery of a revised Authorization. Payroll deductions shall resume as of the first day of the first full payroll period immediately following the delivery of a revised Authorization. No other changes shall be permitted except that an employee may elect to terminate his participation in the Plan as hereinafter provided.

     Each participating employee's payroll deductions shall be credited to his purchase account under the Plan. Employees are not permitted to make lump sum contributions to purchase accounts established on their behalf. On each Purchase Date, the amount in each purchase account will be applied to the purchase of the number of whole or fractional shares of Stock determined by dividing (i) such amount by (ii) the Purchase Price (as hereinafter defined) for such purchase period.

     5. Purchase Price. The purchase price (the “Purchase Price”) per share of Stock hereunder for any Purchase Period shall be 85% of the fair market value of a share of Stock on (a) the beginning of the Purchase Period (or the date Authorization, if later there within), or (b) the Purchase Date, whichever is lower; provided that if such percentage results in a fraction of one cent, the Purchase Price shall be rounded to the closest full cent. The fair market value of a share of Stock for any Purchase Period shall be deemed to be the closing price of the Stock on the NASDAQ National Market System on either the first or last business day of the Purchase Period, or if there shall be no such sale of the Stock on such day, then on the first or last business day within the Purchase Period that the NASDAQ National Market System is open for business. In no event, however, shall the Purchase Price be less than the par value of the Stock.

     6. Issuance of Shares. The shares purchased on behalf of each Eligible Employee participating in the Plan will be considered to be issued and outstanding to his credit as of the close of business on the Purchase Date. As soon as practicable after each Purchase Date, individual statements showing the number of shares of Stock purchased on that Purchase Date on behalf of each participant will be delivered to each participant. Upon request, a participant may receive a stock certificate for whole shares of Stock that are purchased on the Purchase Date. As of the Purchase Date, those shares of Stock will be issued or registered to a nominee for the benefit of the Eligible Employee. The shares of Stock owned by each such employee shall be held in an individual trust account established with an institutional trustee on behalf of each participant. An employee may request that a stock certificate be issued to him evidencing the number of shares of Stock purchased on his behalf under the Plan for which he has not previously received a stock certificate, except that no certificate shall be issued for less than nine shares. Notwithstanding the foregoing, an employee may request that a stock certificate be issued for his full shares when the Plan is terminated. Certificates will not be issued for fractional shares. At such time as the Plan is terminated, a cash payment will be made for the purchase by the Company of any amount credited to each employee in his purchase account, along with a cash payment in lieu of fractional shares owned by an employee based upon the closing price of the Stock on the NASDAQ National Market System on the date such termination takes effect, or if there shall be no such sale of the Stock on such date, then on the next following business day on which there shall have been such a sale.

     No interest shall at any time accrue with respect to any amount credited to an employee's purchase account. After the close of each Purchase Period, a report will be made to each employee participating in the Plan stating the entries made to his purchase account, the number of shares purchased and the applicable Purchase Price.

     7. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares of Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares of Stock and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of a Purchase Period.

     Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares of Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Stock and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     8. Termination of Participation. An employee may at any time elect to terminate his participation in the Plan. An employee's participation in the Plan because of termination of employment or eligible status shall occur the earliest of (i) his cessation of eligibility under the Plan, (ii) his termination of employment with the Participating Companies, and (iii) his death. The cash credited on the date of such termination to such an employee's purchase account shall be returned to him or his legal representative promptly. Any shares of Stock held for the benefit of such employee shall remain in the individual trust account until he or his legal representative (i) instructs the trustee to sell the shares on his behalf, or (ii) requests that certificates be issued in the manner described in Section 6 of this Plan.

     9. Termination or Amendment of the Plan. The Company, by action of the Board, or the Committee may terminate the Plan at any time. Notice of termination shall be given to eligible employees, but any failure to give such notice shall not impair the effectiveness of the termination.

     Without any action being required, the Plan will terminate in any event if the maximum number of shares of Stock to be sold under the Plan (as hereinafter provided in Section 13) has been purchased. If at any time the number of shares remaining available for purchase under the Plan are not sufficient to satisfy all then outstanding purchase rights, the Board or the Committee may determine an equitable basis of apportioning available shares among all eligible employees on whose behalf purchases would otherwise be made under the Plan.

     The Board or the Committee may amend the Plan from time to time in any respect in order to meet changes in legal requirements or for any other reason; provided, however, that no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (b) increase the maximum number of shares of Stock which may be purchased under the Plan unless such an increase is approved by the Company's shareholders, (c) decrease the Purchase Price of the Stock for any purchase period below 85% of the fair market value of the Stock on the Purchase Date or (d) adversely affect of the Plan's status as an employee stock purchase plan under section 423 of the Code.

     10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by an employee.

     11. Stockholders' Rights. No eligible employee shall by reason of the Plan have any rights of a stockholder of the Company until and to the extent he shall acquire shares of Stock as herein provided.

     12. Administration of the Plan. The Plan shall be administered so as to ensure that all eligible employees participating in the Plan have the same rights and privileges as are provided by section 423(b)(5) of the Code.

     Members of the Committee may be appointed from time to time by the Board and shall be subject to removal by the Board. The decision of a majority in number of the members of the Committee in office at the time shall be deemed to be the decision of the Committee.

     The Board or the Committee, from time to time, may approve the forms of any documents or writings provided for in the Plan, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan and may construe the Plan. The Board or the Committee may delegate the responsibility for maintaining all or a portion of the records pertaining to employees' accounts to persons not affiliated with the Participating Companies. All expenses of administering the Plan shall be paid by the Participating Companies, as determined by the Committee.

     13. Maximum Number of Shares. The maximum number of shares of stock which may be purchased under the plan is 450,000, subject, however, to adjustment as hereinafter set forth. Stock sold hereunder will be authorized and unissued shares. Subject to any required action by the shareholders of the company, if, during the term of the plan, the company shall effect a stock split or reverse stock split or other capital readjustment, the payment of a stock dividend, or other increase receiving compensation therefore in money, services or property, then: (1) in the event of an increase in the number of such shares outstanding, the number of common shares then subject to purchase hereunder shall be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (2) in the event of a reduction in the number of such shares outstanding, the number of common shares then subject to purchase hereunder shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

     14. Miscellaneous. Except as otherwise expressly provided herein, any Authorization, election, notice or document under the Plan from an eligible employee shall be delivered to his employer and, subject to any limitations specified in the Plan, shall be effective when so delivered.

     The masculine pronoun shall include the feminine.

     The Plan, and the Company's obligation to sell and deliver shares of Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

ATTN: INVESTOR RELATIONS
10801 NESBITT AVENUE SOUTH
BLOOMINGTON, MN 55437

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by PLATO Learning, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PLATO Learning, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you are voting by phone or Internet, please do not mail your Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PLATL1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PLATO LEARNING, INC.
The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.
Vote on Directors						For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Class II Directors:	01 Ruth L. Greenstein 02 Susan E. Knight 03 Warren Simmons 04 David W. Smith				☐	☐	☐

Vote on Proposals										For	Against	Abstain

2.	To approve an increase of 250,000 authorized shares of Common Stock for the 1993 Employee Stock Purchase Plan.									☐	☐	☐

3.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2007.									☐	☐	☐

In their discretion upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and  authority. Corporations should provide full name of corporation and title of authorized officer signing proxy.

			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

PLATO Learning, Inc.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, March 21, 2007
2:30 p.m.

     PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN 55437

PLATO Learning, Inc. 10801 Nesbitt Avenue South Bloomington, MN 55437

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 21, 2007.

The shares of stock you own in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Michael A. Morache, and/or Robert J. Rueckl, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.